As filed with the Securities and Exchange Commission on August 19, 1998
                                                  Registration No. 333-[_____]
==============================================================================


                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         -------------------------

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                         -------------------------

                              Insilco Holding Co.
            (Exact Name of issuer as specified in its charter)

                         -------------------------

   Delaware                    367,346,274,359                 06-1158291
(State or other         (Primary Standard Industrial        (I.R.S. Employer
jurisdiction of              Classification No.)           Identification No.)
of incorporation          50 East Swedesford Road
or organization)        Frazer, Pennsylvania 19355
                              (610) 296-6000
                           (Address of principal
                            executive offices)

         Insilco Holding Co. and Insilco Corporation Equity Unit Plan
                           (Full title of the Plan)

                         -------------------------

                               Leslie G. Jacobs
                       Vice President - Human Resources
                              Insilco Holding Co.
                             425 Metro Place North
                              Dublin, Ohio 43017
                    (Name and address of agent for service)
                Telephone number, including area code, of agent
                          for service: (614) 791-3106

                                Copies to:
                               John Buttrick
                           Davis Polk & Wardwell
                           450 Lexington Avenue
                         New York, New York 10017


                      CALCULATION OF REGISTRATION FEE
==============================================================================
                                       Proposed      Proposed
                                       Maximum       Maximum
                                       Offering      Aggregate    Amount of
Title of Securities    Amount to be    Price Per     Offering     Registration
 to be Registered      Registered(1)   Share(2)      Price(2)     Fee
------------------------------------------------------------------------------
Preferred Shares...       88,194          $45       $3,968,730      $1,171
==============================================================================
(1) Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated pursuant to Rule 457(h) of the General Rules and Regulations under the Securities Act of 1933 (the "1933 Act") in respect of 88,194 shares issuable upon the settlement of Equity Units under the Insilco Holding Co. and Insilco Corporation Equity Unit Plan.
==============================================================================

           This Registration Statement Includes a Total of XX Pages.
                           Exhibit Index on Page X.


                                    PART I

               The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the 1933 Act, and are incorporated herein by reference.

ITEM 1. PLAN INFORMATION

               The information required to be provided to participants pursuant to this Item is set forth in the Prospectus for the Insilco Holding Co. and Insilco Corporation Equity Unit Plan (the "Plan") together with the copy of the Plan attached to the Prospectus as Exhibit A thereto.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

               The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

               Insilco Holding Co. (the "Company" or the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register 88,194 shares of the Company's Preferred Shares ("Preferred Shares"), issuable pursuant to the Plan and such indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the Plan.

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               Insilco Holding Co. hereby incorporates herein by reference the following documents filed by Insilco Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (Exchange Act File No. 0-22098) or by the Company (Exchange Act File No. 000-24813) thereunder:

               (1) Insilco Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

               (2)  All reports filed by Insilco Corporation pursuant to
Section 13(a) or 15(d) of the Exchange Act since December 31, 1997; and

               (3) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

ITEM 4. DESCRIPTION OF SECURITIES

      The par value of each Preferred Share will be equal to the settlement amount of the equity unit in respect of which the Preferred Share is issued. Each Preferred Share shall be entitled to dividends at the annual rate of 15% of par value per annum. Dividends on a Preferred Share will be payable in-kind for the first 5 years after the Preferred Share is issued and in cash thereafter. Preferred Shares shall rank prior and senior to all classes of common stock of the Company with respect to dividends and liquidation preference, but shall rank after and junior to the Company's 15% Senior Exchangeable Preferred Stock due 2010 and each other class of preferred stock which is hereafter issued by the Company and designated as ranking prior and senior to the Preferred Shares. The Preferred Shares shall be entitled to vote only with respect to proposals that would decrease the dividend or liquidation preference of the Preferred Shares, in which case each Preferred Share shall have one vote, with a majority of the Preferred Shares required to approve such a proposal. The Company shall have the right to redeem the Preferred Shares at any time in the Company's sole discretion at the accreted value of the Preferred Shares payable in cash or debentures of the Company.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers who was or is a party, or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

               The Company provides indemnification to its officers and directors to the extent authorized by Delaware law and maintains officer's and director's liability in respect of such officers and directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8. EXHIBITS

               The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
  No.
-------
 4(a) Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Report on Form 8-K (Exchange Act File No. 000-24813)filed with the Securities and Exchange Commission on August 18, 1998 (the "Form 8-K"))

 4(b) By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Form 8-K)

 4(c)     Form of Insilco Holding Co. and Insilco Corporation Equity Unit Plan

 5        Opinion of counsel(1)

 15       Letter re Unaudited Interim Financial Information

 23(a)    Consent of KPMG Peat Marwick LLP

 23(b)    Consent of counsel(1)

 24       Power of Attorney (set forth on the signature pages hereof)
 ---------------
 (1)  To be filed by amendment.

ITEM 9. UNDERTAKINGS

               (a) The undersigned registrant hereby undertakes:

               (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section
               10(a)(3) of the Securities Act of 1933 (the "Securities
               Act");

                     (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                     (iii) To include any material information with respect
               to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or
       Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dublin, Ohio, on the 17th day of August, 1998.


                                   INSILCO HOLDING CO.



                                   By /s/ ROBERT L. SMIALEK
                                      ________________________________________
                                          Robert L. Smialek
                                          Chairman and Chief Executive Officer


                             POWER OF ATTORNEY

               Know all men by these presents, that each person whose signature appears below, constitutes and appoints Robert L. Smialek, David A. Kauer, and Leslie G. Jacobs, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Insilco Holding Co. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, Registration Statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                          Title                      Date
      ---------                          -----                      ----

/s/ ROBERT L. SMIALEK         Chairman and Chief Executive     August 17, 1998
-------------------------     Officer and Director
    Robert L. Smialek
                              Vice President and Chief         August 17, 1998
 /s/ DAVID A. KAUER           Financial Officer (Principal
-----------------------       Financial and Accounting
     David A. Kauer           Officer)

/s/ WILLIAM F. DAWSON         Director                         August 17, 1998
-----------------------
    William F. Dawson

  /s/ THOMSON DEAN            Director                         August 17, 1998
-----------------------
      Thompson Dean


                               INDEX TO EXHIBITS

The following is a complete list of exhibits filed as part of this Registration
Statement:


Exhibit                                                          Sequentially
Number                 Exhibit                                   Numbered Page
--------               -------                                   -------------

 4(a)    Certificate of Incorporation of the Company
         (incorporated by reference to Exhibit 3.1 to the
         Company's Report on Form 8-K (Exchange Act File No.
         000-24813) filed with the Securities and Exchange
         Commission on August 18, 1998 (the "Form 8-K"))........      (1)

 4(b)    By-Laws of the Company (incorporated by reference
         to Exhibit 3.2 to the Form 8-K)........................      (1)

 4(c)    Form of Insilco Holding Co. Equity Unit Plan...........       8

 5       Opinion of counsel.....................................      (2)

 15      Letter re Unaudited Interim Financial Information......      31

 23(a)   Consent of KPMG Peat Marwick LLP.......................      32

 23(b)   Consent of counsel.....................................      (2)

 24      Power of Attorney (set forth on the signature pages
         hereof)................................................       6
---------------
(1)  Incorporated by reference.

(2)  To be filed by amendment.